Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 (Amendment No. 1) of our report dated June 3, 2026, except for Notes 1, 3, 4 and 5 which are dated June 29, 2026, with respect to the audited financial statements of Meridian3 Industrials Acquisition Corp as of May 14, 2026, and for the period from May 11, 2026 (inception) through May 14, 2026.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

June 29, 2026